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                                                                       EXHIBIT 1

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                                  BY-LAW NO. 1

                       A by-law relating generally to the
                   transaction of the business and affairs of

                          NORTH AMERICAN PALLADIUM LTD.

                               (the "Corporation")

                                    CONTENTS

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ARTICLE I INTERPRETATION......................................................1

ARTICLE II BUSINESS OF THE CORPORATION........................................3

ARTICLE III DIRECTORS.........................................................5

ARTICLE IV COMMITTEES.........................................................7

ARTICLE V OFFICERS............................................................7

ARTICLE VI PROTECTION OF DIRECTORS, OFFICERS AND OTHERS.......................9

ARTICLE VII SHARES...........................................................10

ARTICLE VIII MEETINGS OF SHAREHOLDERS........................................12

ARTICLE IX DIVIDENDS AND RIGHTS..............................................15

ARTICLE X NOTICE.............................................................16

ARTICLE XI INFORMATION AVAILABLE TO SHAREHOLDERS.............................17







                                   ARTICLE I
                                 INTERPRETATION

1.1     DEFINITIONS -

        (a)     In the by-laws of the Corporation

                (i) "Act" means the CANADA BUSINESS CORPORATIONS ACT and regulations made pursuant thereto, and any statute that may be substituted therefor, as from time to time amended, and any reference to a particular provision of the Act shall be deemed also to be a reference to any similar provision resulting from the amendment or replacement thereof;

                (ii)    "appoint" includes "elect" and vice-versa;

                (iii) "Articles" means the articles attached to the Certificate of Incorporation of the Corporation dated September 12, 1991 as may from time to time be amended or restated;

                (iv)    "Board" means the board of directors of the Corporation;

                (v) "by-laws" means this by-law as amended or restated and all other by-laws of the Corporation from time to time in force and effect;

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                (vi)    "Chair" means the Chairperson of the Board;

                (vii) "contracts, documents or instruments in writing" include, without limitation, security certificates, deeds, mortgages, hypothecs, charges, conveyances, transfers and assignments of property, real or personal, movable or immovable, agreements, releases, receipts and discharges for the payment of money or other obligations, conveyances, transfers and assignments of securities and all paper writings;

                (viii) "meeting of shareholders" includes an annual meeting of shareholders and a special meeting of shareholders; "special meeting of shareholders" means a meeting of any class or classes of shareholders and a special meeting of all shareholders entitled to vote at an annual meeting of shareholders;

                (ix) "non-business day" means Saturday, Sunday and any other day that is a holiday as defined in the Interpretation Act (Canada) and any statute that may be substituted therefor, as from time to time amended;

                (x) "recorded address" means, in the case of a shareholder, the shareholder's address as recorded in the securities register of the Corporation; and in the case of joint shareholders, the address appearing in such securities register in respect of such joint holding or the first address so appearing if there is more than one; in the case of a director, the director's latest address as shown in the records of the Corporation or in the last notice of directors or notice of change of directors as filed in accordance with the Act; in the case of an officer or auditor, such person's address as recorded in the records of the Corporation; and in the case of the Corporation, its registered office;

                (xi) "Signing Officer" means, in relation to any contracts, documents or instruments in writing, any person authorized to sign the same on behalf of the Corporation by section 2.2 or by any resolution passed pursuant thereto and, with respect to certificates for shares or other securities of the Corporation, means any person authorized to sign the same on behalf of the Corporation by or pursuant to section 7.6; and

                (xii) "Unanimous Shareholders Agreement" means an otherwise lawful written agreement among all the shareholders of the Corporation, or among all the shareholders and one or more persons who are not shareholders or a written declaration of a person who is the beneficial owner of all the issued shares of the Corporation, that restricts, in whole or in part, the powers of the directors to manage, or supervise the management of, the business and affairs of the Corporation, as from time to time amended.

        (b) Subject to sub-section 1.1(a), terms defined in the Act and used herein shall, unless the context otherwise requires, have the same meaning herein as in the Act.

1.2 GENDER AND NUMBER. In this by-law, words importing the singular number include the plural and vice versa and words importing the masculine gender include the feminine and neuter genders.

1.3 REFERENCES. The terms "herein", "hereof", "hereby" and similar expressions refer to this by-law and not to any particular section or other portion hereof. References to an article, section, subsection or paragraph shall be construed as references to an article, section, subsection or paragraph of this by-law unless the context otherwise requires.

1.4 HEADINGS. The division of this by-law into articles and sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

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                                   ARTICLE II
                           BUSINESS OF THE CORPORATION

2.1 FINANCIAL YEAR - Until changed by the Board, the financial year of the Corporation shall end on such date in each year as the Board may from time to time determine.

2.2 EXECUTION OF INSTRUMENTS - Contracts, obligations, certificates and instruments in writing, may be signed on behalf of the Corporation by

        (a) any one of the Chair, the vice-chair, the managing director, the president or a vice president together with any one of the secretary or the treasurer;

        (b)     any two directors; or

        (c) any one of the aforementioned officers together with any one director.

        Without limiting the generality of the foregoing, the persons prescribed by (a), (b) and (c) above, shall have authority to sell, assign, transfer, exchange, convert, convey any and all shares, stocks, bonds, debentures, rights, warrants or other securities owned by or registered in the name of the Corporation and to sign and execute (under the seal of the Corporation or otherwise) all assignments, transfers, conveyances, powers of attorney and other instruments that may be necessary for the purpose of selling, assigning, transferring, exchanging, converting or conveying and such shares, stocks, bonds, debentures, rights, warrants or other securities. Provided that where one person is the only director or officer of the Corporation, that person may sign such contracts, documents or instruments in writing.

        In addition, the Board may from time to time direct the manner in which and the person or persons by whom any particular instrument or any class of instruments may or shall be signed on behalf of the Corporation. If at any time there shall be authorized only one director of the Corporation, then documents or instruments requiring the corporate seal may be signed by such director acting alone.

        The corporate seal of the Corporation, if any, may be affixed to contracts, documents and instruments in writing signed as aforesaid or by any officer of officers, person or persons, appointed as aforesaid by the board of directors but any such contract, document or instrument is not invalid merely because the corporate seal, if any, is not affixed thereto.

        The signature or signatures of any of the Chair, vice chair, managing director, president, vice president, the secretary, the treasurer, or any director or directors of the Corporation and/or of any other officer or officers, person or persons, appointed as aforesaid by the Board may, if specifically authorized by the Board, be printed, engraved, lithographed or otherwise mechanically reproduced upon any contracts, documents, or instruments in writing or bonds, debentures or other securities of the Corporation on which the signature or signatures of any one or more of the foregoing officers or directors or officers or persons authorized as aforesaid shall be so reproduced pursuant to such authorization by the Board shall be deemed to have been manually signed by each such officer, director or person whose signature is so reproduced and shall be as valid to all intents and purposes as if they had been signed manually and notwithstanding that any such officer, director or person whose signature is so reproduced may have ceased to hold office at the date of the delivery or issue of such contracts, documents or instruments in writing or bonds, debentures or other securities of the Corporation.

2.3 VOTING RIGHTS IN OTHER BODIES CORPORATE - The Signing Officers of the Corporation may execute and deliver proxies and arrange for the issuance of voting certificates or other evidence of the right to exercise the voting rights attaching to any securities held by the Corporation. Such instruments, certificates or other evidence shall be in favour of such person or persons as may be determined by the officers executing such proxies or arranging for the issuance of voting certificates or such other evidence of the right to exercise such voting rights. In addition, the Board may from time to time by resolution direct the manner in which and the person or persons by whom any particular voting right or class of voting rights may or shall be exercised.

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2.4     BANKING ARRANGEMENTS - The banking business of the Corporation including, without limitation, the borrowing of money and the giving of security therefor, shall be transacted with such banks, trust companies or other bodies corporate or organizations as may from time to time be designated by or under the authority of the Board. Such banking business or any part thereof shall be transacted under such agreements, instructions and delegations of powers as the Board may from time to time prescribe.

2.5 CHEQUES, DRAFTS AND NOTES - All cheques, drafts or orders for the payment of money and all notes and acceptances and bills of exchange shall be signed by such officer or officers or persons, whether or not officers of the Corporation, and in such manner as the board of directors may from time to time designate.

2.6 DIVISIONS - The Board may cause the business and operations of the Corporation or any part thereof to be divided into one or more divisions upon such basis, including without limitation types of business or operations, geographical territories, product lines or goods or services, as may be considered appropriate in each case. In connection with any such division the Board or, subject to any direction by the Board, the chief executive officer may authorize from time to time, upon such basis as may be considered appropriate in each case:

        (a) SUBDIVISION AND CONSOLIDATION - the further division of the business and operations of any such division into sub-units and the consolidation of the business and operations of any such divisions and sub-units;

        (b) NAME - the designation of any such division or sub-unit by, and the carrying on of the business and operations of any such division or sub-unit under, a name other than the name of the Corporation; provided that the Corporation shall set out its name in legible characters in all places required by law; and

        (c) OFFICERS - the appointment of officers for any such division or sub-unit, the determination of their powers and duties, and the removal of any such officers so appointed, provided that any such officers shall not, as such, be officers of the Corporation.

                                   ARTICLE III
                                    DIRECTORS

3.1 NUMBER OF DIRECTORS - The number of directors of the Corporation shall be that number stated in the Articles or if the Articles provide a maximum and minimum number, the Board shall consist of not fewer than the minimum number and not more than the maximum number of directors provided in the Articles. At least 25% of the directors shall be resident Canadians, provided however, if the Corporation has less than four directors at least one director shall be a resident Canadian. If any of the issued securities of the Corporation are or were a part of a distribution to the public, at least two of the directors shall not be officers or employees of the Corporation or any affiliate of the Corporation. A director's term of office (subject to the Act, the Articles, section 3.4 hereof, any Unanimous Shareholder Agreement, and any expressly stated term of office) shall be from the date on which he is elected or appointed until the annual meeting of shareholders next following.

3.2 QUORUM - The quorum for the transaction of business of any meeting of the Board shall consist of a majority of the Board, and, notwithstanding any vacancy among the directors, a quorum of directors may exercise all the powers of the directors. Subject to the Act, the directors shall not transact business at a meeting of directors unless at least 25% of the directors present are resident Canadians or, if the Corporation has less than four directors, at least one of the directors present is a resident Canadian.

3.3 VACANCIES - Subject to the Act and the Articles, a quorum of the Board may fill a vacancy among the directors except a vacancy resulting from a failure to elect the number or minimum number of directors provided for in the Articles. If there is not a quorum of the Board, or if there has been failure to elect the number or the minimum number of directors provided for in the Articles, the directors then in office shall without delay call a special meeting of shareholders to fill the vacancy and, if they fail to call a meeting or if there are no directors then in office, the meeting may be called by any shareholder.

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3.4     ELECTION AND REMOVAL - Subject to the Act, the shareholders of the
        Corporation shall elect, at the first meeting of shareholders and at each succeeding annual meeting at which an election of directors is required, directors to hold office for a term expiring not later than the close of the third annual meeting of shareholders following the election. A director not elected for an expressly stated term ceases to hold office at the close of the first annual meeting of shareholders following his election, but, if qualified, is eligible for re-election. If directors are not elected at a meeting of shareholders, the incumbent directors continue in office until their successors are elected. Provided always that, subject to the Act, the shareholders of the Corporation may, by ordinary resolution passed at a special meeting of shareholders, remove any director or directors from office and a vacancy created by the removal of a director may be filled at the meeting of the shareholders at which the director is removed.

3.5 PLACE OF MEETINGS - Meetings of the Board may be held at any place in or outside Canada.

3.6 CALLING OF MEETINGS - Meetings of the Board shall be held from time to time and at such place as the Board, the Chair, the vice chair, the managing director, the president if he is a director, a vice president if he is a director or any two directors may determine.

3.7 NOTICE OF MEETING - Notice of the time and place of each meeting of the Board shall be given in the manner provided in section 10.1 to each director not less than two days (exclusive of the day on which notice is delivered or sent but inclusive of the day for which notice is given) before the day the meeting is to be held. No notice of a meeting shall be necessary if all the directors in office are present or if those absent waive notice before or after the date of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called. A notice of a meeting of directors need not specify the purpose of or the business to be transacted at the meeting except where the Act requires such purpose or business to be specified. Provided that a quorum is present, for a meeting of the directors at which a director is appointed to fill a vacancy in the Board, no notice to the newly elected or appointed director shall be necessary. The accidental omission to give notice of any meeting of directors to, or the non-receipt of any notice by, any person shall not invalidate any resolution passed or any proceeding taken at such meeting.

3.8 ADJOURNED MEETING - Any meeting of directors may be adjourned from time to time by the chair of the meeting, with the consent of the meeting, to a fixed time and place. Notice of an adjourned meeting of the Board is not required to be given if the time and place of the adjourned meeting is announced at the original meeting. Any adjourned meeting shall be duly constituted if held in accordance with the terms of the adjournment and a quorum is present thereat. The directors that formed the quorum at the original meeting are not required to form the quorum at the adjourned meeting. If there is no quorum present at the adjourned meeting, the original meeting shall be deemed to have terminated forthwith after its adjournment. Any business may be brought before or dealt with at any adjourned meeting which may have been brought before and dealt with at the original meeting in accordance with the notice calling the same.

3.9 CHAIR - The chair of any meeting of the Board shall be the first mentioned of such of the following officers as have been appointed and who is a director and is present at the meeting: the Chair, vice chair, managing director, president, or a vice-president. If all such officers are absent or unable or refuse or fail to act, the directors present shall choose one of their number to be chair of the meeting.

3.10 VOTES TO GOVERN - At all meetings of the Board, every question shall be decided by a majority of the votes cast on the question. In case of an equality of votes the chair of the meeting shall be entitled to a second or casting vote.

3.11 CONFLICT OF INTEREST - A director or officer who is a party to, or who is a director or officer of, or an individual acting in a similar capacity, of a party to, or has a material interest in a party to a material contract or material transaction, whether made or proposed, with the Corporation shall disclose the nature and extent of his or her interest at the time and in the manner provided by the Act. Such a director shall not vote on any resolution to approve the contract or transaction except as provided by the Act, but each such director may be counted to determine the presence of a quorum at the meeting of directors, where such vote is being taken. In supplement of and not by way of limitation upon any rights conferred upon directors and officers by the Act, it is declared that no director or officer shall be disqualified by his or her office from, or vacate his or her office by reason of, holding any office or place of profit in the Corporation or under any

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        body corporate in which the Corporation shall be a shareholder, or by reason of being otherwise in any way directly or indirectly interested in or contracting with the Corporation either as vendor, purchaser or otherwise or being concerned in any contract or arrangement made or proposed to be entered into with the Corporation in which he is in any way directly or indirectly interested either as vendor, purchaser or otherwise nor shall any director or officer be liable to account to the Corporation or any of its shareholders or creditors for any profit arising from any such office or place of profit; and subject to the provisions of the Act, no contract or arrangement entered into by or on behalf of the Corporation in which any director or officer shall be in any way directly or indirectly interested shall be avoided or voidable and no director or officer shall be liable to account to the Corporation or any of its shareholders or creditors for any profit realized by or from any such contract or arrangement by reason of any fiduciary relationship.

3.12 REMUNERATION AND EXPENSES - Subject to the Articles or any Unanimous Shareholders Agreement, the directors shall be paid such remuneration for their services as the Board may from time to time determine. The directors shall also be entitled to be reimbursed for travelling and other expenses properly incurred by them in attending meetings of the Board or any committee thereof. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

3.13 FIRST MEETING OF NEW BOARD - Provided a quorum of directors is present, each newly elected Board may without notice hold its first meeting immediately following the meeting of shareholders at which such Board is elected.

3.14 REGULAR MEETINGS - The Board may appoint a day or days in any month or months for regular meetings of the Board at a place and hour to be named. A copy of any resolution of the Board fixing the place and time of such regular meetings shall be sent to each director forthwith after being passed, but no other notice shall be required for any such regular meeting except where the Act requires the purpose thereof or the business to be transacted thereat to be specified.

3.15 RESOLUTION IN LIEU OF MEETING - Notwithstanding any of the provisions of this by-law, but subject to the Act or any Unanimous Shareholder Agreement, a resolution in writing, signed by all the directors entitled to vote on that resolution at a meeting of directors is as valid as if it had been passed at a meeting of directors.

                                   ARTICLE IV
                                   COMMITTEES

4.1 COMMITTEES OF THE BOARD - The Board may appoint one or more committees of directors, however designated, and delegate to any such committee any of the powers of the Board except those which, under the Act, a committee of directors has no authority to exercise.

4.2 TRANSACTION OF BUSINESS - The powers of a committee of directors may be exercised by a meeting at which a quorum is present or by resolution in writing signed by all the members of such committee who would have been entitled to vote on that resolution at a meeting of the committee. Meetings of such committee may be held at any place in or outside Canada.

4.3 ADVISORY BODIES - The Board may from time to time appoint such advisory bodies as it may deem advisable.

4.4 PROCEDURE - Unless otherwise determined by the Board, each committee and advisory body shall have the power to fix its quorum at not less than a majority of its members, to elect its chair and to regulate its procedure.

                                    ARTICLE V
                                    OFFICERS

5.1 APPOINTMENT - Subject to the provisions of the Act, the Articles and any Unanimous Shareholders Agreement, the Board may from time to time appoint a Chair, a vice chair, a managing director, a president, one or more vice-presidents (to which title may be added words indicating seniority or function),

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        a secretary, a treasurer and such other officers as the Board may determine, including one or more assistants to any of the officers so appointed. Two or more of the aforesaid offices may be held by the same person. The Board may specify the duties of and, in accordance with this by-law and subject to the provisions of the Act, delegate to such officers powers to manage the business and affairs of the Corporation. Subject to sections 5.2, 5.3 and 5.4, an officer may but need not be a director. Except as otherwise provided in this by-law, in case of the absence or inability to act of any officer of the Corporation except the managing director or for any other reason that the Board may deem sufficient, the Board may delegate all or any of the powers of such officer to any other officer or to any director for the time being.

5.2 CHAIR - The Board may from time to time appoint a Chair who shall be a director. If appointed, the Chair shall, subject to the provisions of the Act, the Articles or by-laws or any Unanimous Shareholders Agreement, have such other powers and duties as the Board may specify. During the absence or disability of the Chair, the Chair's duties shall be performed and the Chair's powers exercised by the vice chair, and if none is appointed, the managing director, and if none is appointed, the president.

5.3 VICE CHAIR - The Board may from time to time appoint a vice chair who shall be a director. If appointed, the vice chair shall, subject to the provisions of the Act, the Articles or by-laws or any Unanimous Shareholders Agreement, have such other powers and duties as the Board may specify.

5.4 MANAGING DIRECTOR - The Board may from time to time appoint a managing director who shall be a resident Canadian and a director. If appointed, the managing director shall, subject to the provisions of the Act, the Articles or by-laws or any Unanimous Shareholders Agreement, have such powers of the directors as may be delegated to the managing director by the Board.

5.5 PRESIDENT -The Board may from time to time appoint a President who shall have such powers and duties as the Board may specify.

5.6     CHIEF EXECUTIVE OFFICER -

        (a) The Board may by resolution designate any individual as the chief executive officer of the Corporation and may from time to time by resolution rescind any such designation and designate another individual as the chief executive officer of the Corporation. If the Board shall fail to designate an individual as the chief executive officer of the Corporation or if at any time or from time to time the Board shall rescind any such designation without designating another individual as the chief executive officer of the Corporation, the President shall be deemed to have been designated the chief executive officer of the Corporation until the Board designates another individual as the chief executive officer of the Corporation.

        (b) An individual designated or deemed to have been designated as the chief executive officer of the Corporation pursuant to subsection 5.6(a) shall exercise general supervision over the affairs of the Corporation.

5.7 VICE-PRESIDENT - The Board may from time to time appoint one or more vice-presidents who shall have such powers and duties as the Board or the chief executive officer may specify.

5.8 SECRETARY - Unless otherwise determined by the Board, when requested by the Chair the secretary shall attend and be the secretary of all meetings of the Board, shareholders and committees of the Board. The secretary shall enter or cause to be entered in records kept for that purpose minutes of all proceedings at meetings of the Board, shareholders and committees of the Board, whether or not the secretary attends such meetings; the secretary shall give or cause to be given, as and when instructed, all notices to shareholders, directors, officers, auditors and members of committees of the Board; the secretary shall be the custodian of all books, papers, records, documents and instruments belonging to the Corporation, except when some other officer or agent has been appointed for that purpose; and the secretary shall have such other powers and duties as the Board or the chief executive officer may specify.

5.9 TREASURER - The treasurer shall keep proper accounting records in compliance with the Act and shall be responsible for the deposit of money, the safe keeping of securities and the disbursement of funds of the Corporation; the treasurer shall render to the Board whenever required an account of all of the treasurer's

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        transactions and of the financial position of the Corporation; and the treasurer shall have such other powers and duties as the Board or the chief executive officer may specify.

5.10 COMPTROLLER - The comptroller, if appointed, shall perform such of the duties of the treasurer as may be prescribed by the Board and shall perform such other duties and have such additional powers as may from time to time be prescribed by the Board or the president. The comptroller may also be known and designated as controller.

5.11 POWERS AND DUTIES OF OTHER OFFICERS - The powers and duties of all other officers shall be such as the terms of their engagement call for or as the Board or (except for those whose powers and duties are to be specified only by the Board) the chief executive officer may specify. The Board and (except as aforesaid) the chief executive officer may, from time to time and subject to the provisions of the Act, vary, add to or limit the powers and duties of any officer. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the Board or the chief executive officer otherwise directs.

5.12 AGENTS AND ATTORNEYS - The Board shall have power from time to time to appoint agents or attorneys for the Corporation in or outside Canada with such powers of management or otherwise (including the power to sub-delegate) as may be thought fit.

5.13 TERM OF OFFICE - The Board, in its discretion, may remove any officer of the Corporation. Otherwise, each officer appointed by the Board shall hold office until the earliest of (a) his or her resignation, which resignation shall be effective at the time a written resignation is received by the Corporation or at the time specified in his or her resignation, whichever is later, (b) the appointment of his or her successor, (c) he or she ceasing to be a director if such is a necessary qualification of his appointment, (d) the meeting at which the Board annually appoints the officers of the Corporation, (e) his or her removal, and (f) his or her death.

                                   ARTICLE VI
                  PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

6.1 LIMITATION OF LIABILITY - Every director and officer of the Corporation in exercising his or her powers and discharging his or her duties shall act honestly and in good faith with a view to the best interests of the Corporation and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Subject to the foregoing, no director or officer shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the moneys, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error of judgment or oversight on his or her part, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his or her office or in relation thereto; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the Act and the regulations thereunder or from liability for any breach thereof. The directors for the time being of the Corporation shall not be under any duty or responsibility in respect of a contract, act or transaction whether or not made, done or entered into in the name or on behalf of the Corporation, except such as shall have been submitted to and authorized or approved by the Board. If any director or officer of the Corporation shall be employed by or shall perform services for the Corporation otherwise than as a director or officer or shall have an interest in a person which is employed by or performs services for the Corporation, the fact of the individual being a shareholder, director or officer of the Corporation shall not disentitle such director, officer or such person, as the case may be, from receiving proper remuneration for such services.

6.2 INDEMNITY - Subject to the Act, the Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation, or another individual who acts or acted at the Corporation's request as a director or officer, or an individual acting in a similar capacity, of another entity, and such person's heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil,

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        criminal, administrative, investigative or other proceeding in which such individual is involved because of that association with the Corporation or such other entity, if

        (a) the individual acted honestly and in good faith with a view to the best interests of the Corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Corporation's request; and

        (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual's conduct was lawful.

        The Corporation shall also indemnify such person in such other circumstances as the Act permits or requires. Nothing in this by-law shall limit the right of any person entitled to indemnity to claim indemnity apart from the provisions of this by-law.

6.3 INSURANCE - Subject to the Act, the Corporation may purchase and maintain such insurance for the benefit of the directors, officers and persons referred to in section 6.2, as the Board may from time to time determine.

                                   ARTICLE VII
                                     SHARES

7.1 ALLOTMENT - Subject to the Act, the Articles, the by-laws and any Unanimous Shareholders Agreement, the Board may from time to time allot or grant options to purchase authorized and unissued shares of the Corporation at such times and to such persons and for such consideration as the Board shall determine, provided that no share shall be issued until it is fully paid as provided by the Act.

7.2 COMMISSIONS - The Board may from time to time authorize the Corporation to pay a reasonable commission to any person in consideration of the person's purchasing or agreeing to purchase shares of the Corporation, whether from the Corporation or from any other person, or procuring or agreeing to procure purchasers for any such shares.

7.3 REGISTRATION OF TRANSFER - Subject to the Act, no transfer of a security shall be registered in a securities register except upon presentation of the certificate representing such security with a transfer endorsed thereon or delivered therewith duly executed by the registered holder or by such holder's attorney or successor duly appointed, together with such reasonable assurance or evidence of signature, identification and authority to transfer as the Board may from time to time prescribe, upon payment of all applicable taxes and any fees prescribed by the Board, not exceeding the prescribed amount provided for under the Act, upon compliance with such restrictions on transfer as are authorized by the Articles and upon satisfaction of any lien referred to in section 7.5.

7.4 TRANSFER AGENTS AND REGISTRARS - The Board may from time to time appoint a registrar to maintain the securities register and a transfer agent to maintain the register of transfers and may also appoint one or more branch registrars to maintain branch securities registers and one or more branch transfer agents to maintain branch registers of transfers but one person may be appointed both registrar and transfer agent. The Board may at any time terminate any such appointment.

7.5 ENFORCEMENT OF LIEN - If the Articles provide that the Corporation shall have a lien on shares registered in the name of a shareholder or a shareholder's legal representative for any debt of that shareholder to the Corporation, such lien may, subject to the Act, be enforced:

        (a) where the shares are redeemable pursuant to the Articles, by redeeming such share or shares and applying the redemption price to the debt;

        (b) subject to the Act, by purchasing the share or shares for cancellation for a price equal to the book value of such share or shares and applying the proceeds to the debt;

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

        (c) by selling the share or shares to any third party whether or not such party is at arms length to the Corporation, and including, without limitation, any officer or director of the Corporation, for the best price which the directors consider to be obtainable for such share or shares;

        (d) by refusing to register a transfer of such share or shares until the debt is paid; or

        (e)     by any other means permitted by law.

7.6 SECURITY CERTIFICATES - Every holder of one or more shares or other securities of the Corporation shall be entitled, at the holder's option, to a security certificate, or to a non-transferrable written acknowledgement of the holder's right to obtain a security certificate, stating the number and class or series of shares or other securities held by such holder as shown on the securities register. Security certificates and acknowledgements of a holder's right to a security certificate, respectively, shall be in such form as the Board shall from time to time approve. Any security certificate shall be signed in accordance with section 2.2; provided that, unless the Board otherwise determines, certificates representing shares or other securities in respect of which a transfer agent and/or registrar has been appointed shall not be valid unless countersigned by or on behalf of such transfer agent and/or registrar. A security certificate shall be signed by at least one of the following persons, or the signature of at least one of the following persons shall be printed or otherwise mechanically reproduced on the certificate: (i) a director or officer of the Corporation or (ii) a registrar, transfer agent or branch transfer agent of the Corporation or an individual on their behalf. Any additional signatures required may be printed or otherwise mechanically reproduced. A security certificate executed as aforesaid shall be valid notwithstanding that one of the directors or officers whose facsimile signature appears thereon no longer holds office at the date of issue of the certificate.

7.7 REPLACEMENT OF SECURITY CERTIFICATES - The Board or any officer or agent designated by the Board may in its or such person's discretion direct the issue of a new security certificate in lieu of and upon cancellation of a security certificate that has been mutilated or in substitution for a security certificate claimed to have been lost, destroyed or wrongfully taken on payment of such reasonable fee, and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the Board may from time to time prescribe, whether generally or in any particular case.

7.8 JOINT SHAREHOLDERS - If two (2) or more persons are registered as joint holders of any share, the Corporation shall not be bound to issue more than one certificate in respect thereof, and delivery of such certificate to one of such persons shall be sufficient delivery to all of them. Any one of such persons may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share.

7.9 DECEASED SHAREHOLDERS - In the event of the death of a holder, or of one of the joint holders, of any share, the Corporation shall not be required to make any entry in the securities register in respect thereof or to make payment of any dividend or other payments in respect thereof except upon production of all such documents as may be required by law and upon compliance with the reasonable requirements of the Corporation and its transfer agents.

                                  ARTICLE VIII
                            MEETINGS OF SHAREHOLDERS

8.1 ANNUAL MEETINGS - Subject to the Act, the annual meeting of shareholders shall be held at such time in each year as the Board may determine, for the purpose of considering the financial statements and reports required by the Act to be placed before the annual meeting, electing directors, appointing auditors and for the transaction of such other business as may properly be brought before the meeting.

8.2 SPECIAL MEETINGS - Subject to the Act, the Board shall have power to call a special meeting of shareholders at any time.

8.3 PLACE OF MEETINGS - Meetings of shareholders shall be held at the registered office of the Corporation or elsewhere in the province in which the registered office is situate or, if the Board shall so determine, at

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

        some other place in Canada or, if the Articles so provide, or if all the shareholders entitled to vote at the meeting so agree, at some place outside Canada.

8.4 PARTICIPATION IN MEETING BY ELECTRONIC MEANS - If permitted by the Act, any person entitled to attend a meeting of shareholders may participate in the meeting, in accordance with the regulations under the Act, if any, by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting, if the Corporation makes available such a communication facility. A person participating in a meeting by such means is deemed for the purposes of the Act to be present at the meeting.

8.5 MEETING HELD BY ELECTRONIC MEANS. If the directors or the shareholders of the Corporation call a meeting of shareholders pursuant to the Act, those directors or shareholders, as the case may be, may determine that the meeting shall be held, in accordance with the regulations under the Act, if any, entirely by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting.

8.6 NOTICE OF MEETINGS - Notice of the time and place of each meeting of shareholders shall be given in the manner provided in section 10.1 not less than twenty-one (21) days nor more than sixty (60) days to each shareholder entitled to vote at the meeting, each director and the auditor of the Corporation. Notice of a meeting of shareholders called for any purpose other than consideration of the financial statements and auditor's report, election of directors and reappointment of the incumbent auditor shall state the nature of such business in sufficient detail to permit the shareholder to form a reasoned judgment thereon and shall state the text of any special resolution to be submitted to the meeting. A shareholder and any other person entitled to attend a meeting of shareholders may in any manner waive notice of or otherwise consent to a meeting of shareholders.

8.7 LIST OF SHAREHOLDERS ENTITLED TO NOTICE - For every meeting of shareholders, the Corporation shall prepare an alphabetical list of its shareholders entitled to receive notice of a meeting showing the number of shares held by each shareholder. If a record date for the meeting for the purpose of determining shareholders entitled to receive notice of a meeting of shareholders is fixed pursuant to section 8.8, the shareholders listed shall be those registered not later than ten days after that date. If no record date is fixed, the shareholders listed shall be those registered at the close of business on the day immediately preceding the day on which the notice is given, or where no such notice is given, the day on which the meeting is held. A shareholder may examine the list of shareholders during usual business hours at the registered office of the Corporation or at the place where its central securities register is maintained and at the meeting for which the list was prepared.

8.8 RECORD DATE FOR NOTICE - The Board may, within the prescribed period required under the Act, fix in advance a date as the record date for the purpose of determining shareholders entitled to receive notice of a meeting of shareholders and shareholders entitled to vote at a meeting of shareholders, provided that notice of any such record date is given within the prescribed period and in the manner provided under the Act, except where notice of the record date is waived in writing by every holder of a share of the class or series affected whose name is set out in the securities register at close of business on the day the directors fix the record date. If no record date is so fixed, the record date for the determination of the shareholders entitled to receive notice of the meeting shall be the close of business on the day immediately preceding the day on which the notice is given or, if no notice is given, shall be the day on which the meeting is held.

8.9 MEETINGS WITHOUT NOTICE - A meeting of shareholders may be held without notice at any time and place permitted by the Act:

        (a) if all the shareholders entitled to vote thereat are present in person or represented by proxy or waive notice of or otherwise consent to such meeting being held; and

        (b) if the auditors, if any, and the directors are present or waive notice or otherwise consent to such meeting being held,

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

                so long as such shareholders, auditors, if any, or directors present are not attending for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

        At such a meeting any business may be transacted which a meeting of shareholders may transact.

8.10 CHAIR, SECRETARY AND SCRUTINEERS - The chair of any meeting of shareholders shall be the first mentioned of such of the following officers as have been appointed and who is present at the meeting: the Chair, vice chair, managing director, president who is a director or a vice-president who is a director. If no such officer is present within fifteen (15) minutes from the time fixed for holding the meeting, the persons present and entitled to vote thereat shall choose one of their number to be chair of the meeting. The Secretary of the Corporation shall be secretary of any meeting of shareholders, but if the Secretary of the Corporation is not present, the chair of the meeting shall appoint some person, who need not be a shareholder, to act as secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by a resolution or by the chair of the meeting with the consent of the meeting.

8.11 PERSONS ENTITLED TO BE PRESENT - The only persons entitled to be present at a meeting of the shareholders shall be those entitled to vote thereat, the directors and auditors of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the Articles or by-laws to be present at the meeting. Any other person may be admitted only on the invitation of the chair of the meeting or with the consent of the meeting.

8.12 QUORUM - Subject to the Act, the Articles or any other by-law, a quorum at any meeting of shareholders shall be persons present not being less than two in number and holding or representing more than twenty per cent of the total number of the issued shares of the Corporation for the time being entitling the holders thereof to vote at such meeting. Notwithstanding the foregoing, if the Corporation has only one shareholder, or only one holder of any class or series of shares, the shareholder present in person or by proxy constitutes a meeting. If a quorum is present at the opening of any meeting of shareholders, the shareholders present or represented may proceed with the business of the meeting, notwithstanding that a quorum is not present throughout the meeting. If a quorum is not present at the opening of any meeting of shareholders, the shareholders present or represented may adjourn the meeting to a fixed time and place but may not transact any other business.

8.13 RIGHT TO VOTE - A shareholder whose name appears on a list of shareholders prepared in accordance with sections 8.6 or 8.7 or otherwise as prescribed by the Act is entitled to vote the shares shown opposite their name at the meeting to which the list relates.

8.14 PROXIES - A shareholder entitled to vote at a meeting of shareholders may by means of a proxy appoint a proxyholder or one or more alternate proxyholders who are not required to be shareholders, to attend and act at the meeting in the manner and to the extent authorized by the proxy and with the authority conferred by the proxy. A proxy shall be executed by the shareholder or by the shareholder's attorney authorized in writing. A proxy may be deposited with the Corporation in accordance with section 8.15 by telephone transmission of a facsimile of the proxy or by any other form of electronic or other communication facility if there is a record that the proxy has been sent. The Board from time to time make regulation regarding the lodging of proxies at some place or places other than the place at which a meeting or adjourned meeting of shareholders is to be held and for particulars of such proxies to be sent to the Corporation by telephonic, electronic, or other communication facility permitted by the Act, or in writing before the meeting or adjourned meeting to the Corporation or any agent of the Corporation for the purpose of receiving such particulars and providing that proxies so lodged may be voted upon as though the proxies themselves were produced at the meeting or adjourned meeting and the votes given in accordance with such regulations shall be valid and shall be counted. The chairperson of any meeting of shareholders may, subject to any regulations made a aforesaid, in his or her discretion accept any such telephonic, electronic, or other communication or written communication as to the authority of any person claiming to vote on behalf of and to represent a shareholder notwithstanding that no proxy conferring such authority has been lodged with the Corporation, and any votes given in accordance with such telephonic, electronic, or other communication or written communication accepted by the chairperson of the meeting shall be valid and shall be counted.

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

8.15 TIME FOR DEPOSIT OF PROXIES - The directors may specify in a notice calling a meeting of shareholders a time not exceeding forty-eight hours, excluding Saturdays and holidays, preceding the meeting or an adjournment thereof before which time proxies to be used at the meeting must be deposited with the Corporation or its agent.

8.16 JOINT SHAREHOLDERS - If two (2) or more persons hold a share or shares jointly, any one of them present in person or represented by proxy at a meeting of shareholders may, in the absence of the other or others, vote the share or shares; but if two (2) or more of those persons are present in person or represented by proxy and vote, they shall vote as one on the shares jointly held by them.

8.17 VOTES TO GOVERN - At any meeting of shareholders every question shall, unless otherwise required by the Articles or by-laws or by law, be determined by the majority of the votes cast on the question. In case of an equality of votes either upon a show of hands or upon a poll, the chair of the meeting shall be entitled to a second or casting vote.

8.18 SHOW OF HANDS - Subject to the Act, any question at a meeting of shareholders shall be decided by a show of hands unless a ballot thereon is required or demanded as hereinafter provided. Upon a show of hands every person who is present and entitled to vote shall have one vote. Whenever a vote by show of hands shall have been taken upon a question, unless a ballot thereon is demanded, an entry in the minutes of a meeting to the effect that the chairperson of the meeting declared a resolution to be carried, or carried unanimously, or carried by a particular majority or defeated is, in the absence of evidence to the contrary, proof of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

8.19    ELECTRONIC VOTING. Despite section 8.18, any vote referred to in section
        8.18 may be held in accordance with the regulations, if any, entirely by means of a telephonic, electronic or other communication facility, if the Corporation makes available such a communication facility.

8.20 VOTING WHILE PARTICIPATING ELECTRONICALLY. Any person participating in a meeting under sections 8.4 or 8.5 and entitled to vote at that meeting, may vote, in accordance with the regulations, if any, by means of the telephonic, electronic or other communication facility that the Corporation has made available for that purpose.

8.21 BALLOTS - On any question proposed for consideration at a meeting of shareholders, and whether or not a show of hands has been taken thereon, any shareholder or proxyholder entitled to vote at the meeting may require or demand a ballot. A ballot so required or demanded shall be taken in such manner as the chair of the meeting shall direct. A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot. If a ballot is taken each person present shall be entitled, in respect of the shares which such person is entitled to vote at the meeting upon the question, to that number of votes provided by the Act or the Articles, and the result of the ballot so taken shall be the decision of the shareholders upon the said question.

8.22 ADJOURNMENTS - The chairperson of any meeting of shareholders may with the consent of the meeting adjourn the same from time to time to a fixed time and place. If a meeting of shareholders is adjourned for less than thirty (30) days, it shall not be necessary to give notice of the adjourned meeting, other than by announcement at the earliest meeting that is adjourned. If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of thirty (30) days or more, notice of the adjourned meeting shall be given as for an original meeting. Any business may be brought before or dealt with at any adjourned meeting for which no notice is required which might have been brought before or dealt with at the original meeting in accordance with the notice calling the same.

        Any adjourned meeting shall be duly constituted if held in accordance with the terms of the adjournment and a quorum is present thereat. The persons who formed a quorum at the original meeting are not required to form the quorum at the adjourned meeting. If there is no quorum present at the adjourned meeting, the original meeting shall be deemed to have been terminated forthwith after its adjournment.

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

8.23 RESOLUTION IN LIEU OF MEETING - Notwithstanding any of the provisions of this by-law, a resolution in writing signed by all of the shareholders entitled to vote on that resolution at a meeting of the shareholders is, subject to the Act, as valid as if it had been passed at a meeting of the shareholders.

                                   ARTICLE IX
                              DIVIDENDS AND RIGHTS

9.1 DIVIDENDS - Subject to the Act, the Articles and any Unanimous Shareholders Agreement, the Board may from time to time declare and the Corporation may pay dividends to the shareholders according to their respective rights and interests in the Corporation. Dividends may be paid by issuing fully paid shares of the Corporation or options or rights to acquire fully paid shares of the Corporation or, subject to the Act, may be paid in money or property.

9.2 DIVIDEND CHEQUES - A dividend payable in money shall be paid by cheque drawn on the Corporation's bank to the order of each registered holder of shares of the class or series in respect of which it has been declared and mailed by prepaid ordinary mail to such registered holder at such holder's recorded address, unless such holder otherwise directs. In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and mailed to them at their recorded address. The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

9.3 NON-RECEIPT OF CHEQUES - In the event of non-receipt of any dividend cheque by the person to whom it is sent as aforesaid, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the Board may from time to time prescribe, whether generally or in any particular case.

9.4 RECORD DATE FOR DIVIDENDS AND RIGHTS - The Board may, within the prescribed period under the Act, fix in advance a date as the record date for the purpose of determining shareholders entitled to receive payment of a dividend or the record date for the purposes of determining persons entitled to the right to acquire securities. If a record date is fixed, unless notice of the record date is waived in writing by every holder of a share of the class or series affected whose name is set out in the securities register at the close of business on the day the directors fix the record date, notice of the record date must be given within the prescribed period. Where no record date is so fixed, the record date for the determination of the persons entitled to receive payment of any dividend or right to acquire securities shall be at the close of business on the day on which the resolution relating to such dividend or right to acquire is passed by the Board.

                                    ARTICLE X
                                     NOTICE

10.1 METHOD OF GIVING NOTICE - Any notice (which term includes any communication or document) to be given (which term includes sent, delivered or served) pursuant to the Act, the Articles, the by-laws or otherwise to a shareholder or director or auditor of the Corporation may be sent by prepaid mail addressed to, or sent by telephonic or electronic transmission to, or may be personally delivered to, or sent by any other method permitted by the Act, Articles or by-laws to,

        (a) a shareholder at the shareholder's latest address as shown in the records of the Corporation or its transfer agent;

        (b) a director at his or her latest address as shown in the records of the Corporation or in the last notice of directors or notice of change of directors filed under the Act;

        (c)     to the auditor at his or her business address.

        A notice or document sent in accordance with this section 10.1 to a shareholder or director or auditor of the Corporation shall be deemed to have been received by such person: (a) if sent by mail, on the third business day after mailing, or (b) if sent by telephonic or electronic transmission, on the day of transmission, or (c) if

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

        delivered personally, on the day of delivery, unless there are reasonable grounds for believing that the addressee did not receive the notice or document at that time or at all.

10.2 NOTICE TO JOINT SHAREHOLDERS - If two (2) or more persons are registered as joint holders of any share, any notice shall be addressed to all of such joint holders but notice to one of such persons shall be sufficient notice to all of them.

10.3 COMPUTATION OF TIME - In computing the date when notice must be given under any provision requiring a specified number of days notice of any meeting or other event, the date of giving the notice shall be excluded and the date of the meeting or other event shall be included.

10.4 UNDELIVERED NOTICES - If the Corporation sends a notice or document to a shareholder in accordance with section 10.1 and the notice or document is returned on three consecutive occasions because the shareholder cannot be found, the Corporation is not required to send any further notices or documents to the shareholder until the shareholder informs the Corporation in writing of the shareholder's new address.

10.5 OMISSIONS AND ERRORS - The accidental omission to give any notice to any shareholder, director, officer, auditor or member of a committee of the Board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

10.6 PERSONS ENTITLED BY DEATH OR OPERATION OF LAW - Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever, shall become entitled to any security, shall be bound by every notice in respect of such security which shall have been duly given to the holder from whom such person derives his or her title to such security prior to his or her name and address being entered on the securities register (whether such notice was given before or after the happening of the event upon which such person became so entitled) and prior to his or her furnishing to the Corporation the proof of authority or evidence of his or her entitlement prescribed by the Act.

10.7 WAIVER OF NOTICE - Any shareholder (or such shareholder's duly appointed proxyholder), director, officer, auditor or member of a committee of the Board may at any time waive any notice, or waive or abridge the time for any notice, required to be given to such person under any provisions of the Act, the Articles, the by-laws or otherwise and such waiver or abridgement shall cure any default in the giving or in the time of such notice, as the case may be. Any such waiver or abridgement shall be in writing except a waiver of notice of a meeting of shareholders or of the Board which may be given in any manner.

                                   ARTICLE XI
                      INFORMATION AVAILABLE TO SHAREHOLDERS

11.1 CONFIDENTIAL INFORMATION NOT AVAILABLE TO SHAREHOLDERS - Except a provided by the Act, no shareholder shall be entitled to discovery of any information respecting any details or conduct of the Corporation's business which in the opinion of the board of directors it would be inexpedient in the interests of the Corporation to communicate to the public.

11.2 AVAILABILITY OF CORPORATE RECORDS TO SHAREHOLDERS - The Board may from time to time, subject to the rights conferred by the Act, determine whether and to what extent and at what time and place and under what conditions or regulations the documents, books, registers and accounting records of the Corporation or any of them shall be open to the inspection of shareholders and no shareholder shall have any right to inspect any document or book or register or accounting record of the Corporation except as conferred by statute or authorized by the Board or by resolution of the shareholders.

                                       15